STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE CORPORATION
TO A DELAWARE CORPORATION
PURSUANT TO SECTION 265 OF THE
DELAWARE GENERAL CORPORATION LAW

1.) The jurisdiction where the Non-Delaware Corporation first formed is California.

2.) The jurisdiction immediately prior to filing this Certificate is California.

3.) The date the Non-Delaware Corporation first formed is May 22, 2003.

4.) The name of the Non-Delaware Corporation immediately prior to filing this Certificate is Vivani Medical, Inc..

5.) The name of the Corporation as set forth in the Certificate of Incorporation is Vivani Medical, Inc..

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation have executed this Certificate on the 6th day of July, A.D. 2023.

By: Adam Mendelsohn

Name: Adam Mendelsohn
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Title: Chief Executive Officer
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State of Delaware
Secretary of State
Division of Corporations
Delivered 05:35 PM 07/06/2023
FILED 05:35 PM 07/06/2023
SR 20232936793 - File Number 7394673